==============================================================================

                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934


Filed by the Registrant  [x]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ]      Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2)

[ ]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[X]      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12


                          RJR Nabisco Holdings Corp.

               (Name of Registrant as Specified In Its Charter)

                          RJR Nabisco Holdings Corp.

                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         (1)   Title of each class of securities to which transaction applies:

         (2)   Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         (4)   Proposed maximum aggregate value of transaction:

         (5)   Total fee paid:

[x]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)   Amount Previously Paid:

         (2)   Form, Schedule or Registration Statement No.:

         (3)   Filing Party:

         (4)   Date Filed:



==============================================================================

                             RJR Nabisco logo




                                    March 25, 1996



Dear Fellow Shareholder:

            I thought you would be interested in seeing copies of advertisements that RJR Nabisco has published in recent weeks in The Wall Street Journal, The New York Times and several regional newspapers. One ad, featuring quotes from recognized industry experts and professional investors, underscores our view that recent actions taken by Bennett LeBow were nothing more than in irresponsible ploy to attempt to influence your vote in the upcoming annual meeting.

            LeBow's ploy -- his so-called "settlement" with tobacco plaintiffs
- backfired badly. It has hurt our business and industry and wiped out billions of dollars of stock market value for holders of RJR Nabisco and other tobacco-related stocks. LeBow has demonstrated once again how little he and Carl Icahn understand our business and how little they care about your interests.

            When you review our company's proxy materials, you will see that we have a board of experienced, qualified, independent directors with unquestioned integrity who are committed to your interests. That's in contrast with a slate of nominees hand-picked by LeBow and Icahn and tied financially to these corporate raiders.

            We strongly urge you to vote for the company's current board of directors at the annual meeting and to vote on the other proposals in the manner recommended by your board of directors. We ask you to sign, date and return as soon as possible one of the WHITE proxy cards previously sent to you, indicating your support of the company's board and management. We urge you NOT to sign or return the BLUE proxy cards send by the LeBow/Icahn group of its agents, including Brooke Group.


            If you have previously signed a BLUE LeBow/Icahn group proxy, you have every legal right to change your mind. To change your vote, simply return a later dated, signed WHITE proxy promptly. If you have any questions or need assistance in completing the WHITE card, please call our solicitors:
MacKenzie Partners, Inc., toll free, at 1-800-322-2885 or D.F. King & Co., Inc., toll free, at 1-800-290-6430.

                  On behalf of your board of directors,



                  Steven F. Goldstone
                  President and Chief Executive Officer


                    (attachments: two advertising reprints)

                                      ###


                                 RJR NABISCO:
                        WORKING FOR ALL SHAREHOLDERS...
                                 RESPONSIBLY.

RJR NABISCO SHAREHOLDERS:

By now you should have received your proxy materials for RJR Nabisco's annual meeting on April 17. As you may have heard, we adopted a financial policy last week to return more cash directly to you. This new policy includes:

o A 23% increase in the company's annual dividend to $1.85 per common share.

o The company's first share repurchase program, including a buyback objective of 10 million common shares over the next several years.

These are important first steps by a new management team intent on providing tangible, current return now. They are certainly not the last steps.

ALSO, WE REMAIN COMMITTED TO SPINNING OFF NABISCO AS SOON AS WE BELIEVE IT CAN BE DONE SUCCESSFULLY. THIS WILL REMAIN A TOP PRIORITY FOR RJR NABISCO.

As you know, a group led by the corporate raiders Bennett LeBow and Carl Icahn are seeking effective control of RJR Nabisco. These two raiders have well-publicized records of empty promises and irresponsible policies, enriching themselves and leaving other shareholders out in the cold. DON'T LET THAT HAPPEN TO YOU.

Just this week, LeBow demonstrated his RECKLESS DISREGARD for the long-term interests of RJR Nabisco shareholders in announcing a settlement of certain litigation. By placing his own agenda above all others, he managed to wipe out -- in a single day -- $5 million of stock market value for holders of RJR Nabisco and other tobacco-related stocks. We believe this IRRESPONSIBLE PLOY was intended solely for the purpose of advancing LeBow's and Carl Icahn's proxy contact agenda.

Regardless of LeBow's careless and self-serving actions, our commitment remains to run our business RESPONSIBLY to produce strong, growing cash flow for shareholders. We remain confident that our tobacco company will prevail in all pending litigation and we have no intention of settling any of those claims.

                              RJR
                                NABISCO

VOTE YOUR WHITE PROXY TODAY. If you have any questions or need assistance in voting your WHITE proxy, please call:

MACKENZIE PARTNERS, INC.            D.F. KING & CO., INC.
TOLL-FREE 800-322-2885              TOLL-FREE 800-290-6430




                           RJR NABISCO SHAREHOLDERS:

                       LOOK WHAT BENNETT LeBOW HAS DONE
                                FOR YOU LATELY


Last Tuesday, Bennett LeBow announced his latest reckless ploy to gain control of RJR Nabisco.

By close of business Friday, the market value of RJR Nabisco and other tobacco-related stocks had fallen by almost $7 billion.

Here's what the experts had to say:

"Bennett LeBow is going to look after his own interests to the absolute exception of everything else, including his shareholders and employees."

      -     Tom Hoens, Fitch Investors Service, Bloomberg

He's trying to do the best for himself, with morals aside."

      -     Stephen Yacktman, Yacktman Asset Management,             Bloomberg

"He will be perceived as willing to trade away a percentage of RJR's profits and destroy the (tobacco) industry's decades of take-no-prisoners litigation approach for his personal gain."

      -     Diana Temple, Solomon Brothers, Dow Jones News             Service*

"The underlying concerns that most shareholders have of self-dealing of Bennett LeBow and his board don't magically disappear."

      -     David Adelman, Dean Witter, Reuters

"This has nothing to do with tobacco litigation. It is pure and simply a ploy by Mr. LeBow."

      -     Arthur Cecil, T. Rowe Price, USA Today

"I think he will do whatever he can think of to overturn the current management and try to take control of RJR. But in so doing, he is putting at risk a perfect litigation record."


      -     David Kolpak, Society Asset Management,
            The Washington Post


                   RJR Nabisco shareholders: Vote your proxy
                       for the RJR Nabisco board today.

                           You can't afford not to.

                               RJR Nabisco logo

Vote your WHITE proxy today. If you have any questions or need assistance in voting your WHITE proxy, please call:

      MACKENZIE
      PARTNERS, INC.                D.F. KING & CO., INC.

Toll-Free 800-322-2885              Toll-Free 800-290-6430












            No permission has been sought or received to quote from, or refer to, published materials cited in this advertisement.

      * The Dow Jones News Service[Registered] is a registered trademark of Dow Jones & Company, Inc.




                                    March 25, 1996



VIA EDGAR TRANSMISSION

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

            Re:   RJR Nabisco Holdings Corp. (File No. 1-10215)

Ladies and Gentlemen:

            On behalf of RJR Nabisco Holdings Corp. ("RJR Nabisco"), the filing of this letter (the "Letter") of RJR Nabisco is being made in accordance with Rule 14a-6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), using the EDGAR system. RJR Nabisco sent the Letter to its stockholders today. Also in accordance with Rule 14a-6 of the Exchange Act, RJR Nabisco is not paying a fee with respect to this filing, as it has previously paid the applicable filing fee in connection with the filing of its preliminary proxy materials.

            If you have any questions or comments about the foregoing, please call the undersigned at (212) 450-4837 or David W. Ferguson at (212) 450-4370.

                                    Very truly yours,

                                    /s/ William B. Kuesel

                                    William B. Kuesel


cc:   New York Stock Exchange



RJR Nabisco logo                                       News Release
                                                       Contact: Carol Makovich
                                                                (212) 258-5785

                  RJR NABISCO RELEASES LETTER TO SHAREHOLDERS

NEW YORK, New York -- March 25, 1996 -- RJR Nabisco (NYSE:RN) said that the company is mailing the following letter to its shareholders today, accompanied by reprints of two advertisements recently placed by RJR Nabisco.


                                                       March 25, 1996

Dear Fellow Shareholder:

                I thought you would be interested in seeing copies of advertisements that RJR Nabisco has published in recent weeks in The Wall Street Journal, The New York Times and several regional newspapers. One ad, featuring quotes from recognized industry experts and professional investors, underscores our view that recent actions taken by Bennett LeBow were nothing more than in irresponsible ploy to attempt to influence your vote in the upcoming annual meeting.

                LeBow's ploy -- his so-called "settlement" with tobacco plaintiffs - backfired badly. It has hurt our business and industry and wiped out billions of dollars of stock market value for holders of RJR Nabisco and other tobacco-related stocks. LeBow has demonstrated once again how little he and Carl Icahn understand our business and how little they care about your interests.

                When you review our company's proxy materials, you will see that we have a board of experienced, qualified, independent directors with unquestioned integrity who are committed to your interests. That's in contrast with a slate of nominees hand-picked by LeBow and Icahn and tied financially to these corporate raiders.

                We strongly urge you to vote for the company's current board of directors at the annual meeting and to vote on the other proposals in the manner recommended by your board of directors. We ask you to sign, date and return as soon as possible one of the WHITE proxy cards previously sent to you, indicating your support of the company's board and management. We urge you NOT to sign or return the BLUE proxy cards send by the LeBow/Icahn group of its agents, including Brooke Group.

                If you have previously signed a BLUE LeBow/Icahn group proxy, you have every legal right to change your mind. To change your vote, simply return a later dated, signed WHITE proxy promptly. If you have any questions or need assistance in completing the WHITE card, please call our solicitors:
MacKenzie Partners, Inc., toll free, at 1-800-322-2885 or D.F. King & Co., Inc., toll free, at 1-800-290-6430.

                          On behalf of your board of directors,



                          Steven F. Goldstone
                          President and Chief Executive Officer


                    (attachments: two advertising reprints)

                                      ###


                                 RJR NABISCO:
                        WORKING FOR ALL SHAREHOLDERS...
                                 RESPONSIBLY.

RJR NABISCO SHAREHOLDERS:

By now you should have received your proxy materials for RJR Nabisco's annual meeting on April 17. As you may have heard, we adopted a financial policy last week to return more cash directly to you. This new policy includes:

bullet A 23% increase in the company's annual dividend to $1.85 per common share.

bullet The company's first share repurchase program, including a buyback objective of 10 million common shares over the next several years.

These are important first steps by a new management team intent on providing tangible, current return now. They are certainly not the last steps.

ALSO, WE REMAIN COMMITTED TO SPINNING OFF NABISCO AS SOON AS WE BELIEVE IT CAN BE DONE SUCCESSFULLY. THIS WILL REMAIN A TOP PRIORITY FOR RJR NABISCO.

As you know, a group led by the corporate raiders Bennett LeBow and Carl Icahn are seeking effective control of RJR Nabisco. These two raiders have well-publicized records of empty promises and irresponsible policies, enriching themselves and leaving other shareholders out in the cold. DON'T LET THAT HAPPEN TO YOU.

Just this week, LeBow demonstrated his RECKLESS DISREGARD for the long-term interests of RJR Nabisco shareholders in announcing a settlement of certain litigation. By placing his own agenda above all others, he managed to wipe out -- in a single day -- $5 million of stock market value for holders of RJR Nabisco and other tobacco-related stocks. We believe this IRRESPONSIBLE PLOY was intended solely for the purpose of advancing LeBow's and Carl Icahn's proxy contact agenda.

Regardless of LeBow's careless and self-serving actions, our commitment remains to run our business RESPONSIBLY to produce strong, growing cash flow for shareholders. We remain confident that our tobacco company will prevail in all pending litigation and we have no intention of settling any of those claims.

                                             RJR NABISCO

VOTE YOUR WHITE PROXY TODAY. If you have any questions or need assistance in voting your WHITE proxy, please call:

MACKENZIE PARTNERS, INC.                     D.F. KING & CO., INC.
TOLL-FREE 800-322-2885                       TOLL-FREE 800-290-6430




                           RJR NABISCO SHAREHOLDERS:

                       LOOK WHAT BENNETT LeBOW HAS DONE
                                FOR YOU LATELY


Last Tuesday, Bennett LeBow announced his latest reckless ploy to gain control of RJR Nabisco.

By close of business Friday, the market value of RJR Nabisco and other tobacco-related stocks had fallen by almost $7 billion.

Here's what the experts had to say:

"Bennett LeBow is going to look after his own interests to the absolute exception of everything else, including his shareholders and employees."

       --        Tom Hoens, Fitch Investors Service, Bloomberg

He's trying to do the best for himself, with morals aside."

       --        Stephen Yacktman, Yacktman Asset Management,
Bloomberg

"He will be perceived as willing to trade away a percentage of RJR's profits and destroy the (tobacco) industry's decades of take-no-prisoners litigation approach for his personal gain."

       --        Diana Temple, Solomon Brothers, Dow Jones News
Service*

"The underlying concerns that most shareholders have of self-dealing of Bennett LeBow and his board don't magically disappear."

       --        David Adelman, Dean Witter, Reuters

"This has nothing to do with tobacco litigation. It is pure and simply a ploy by Mr. LeBow."

       --        Arthur Cecil, T. Rowe Price, USA Today

"I think he will do whatever he can think of to overturn the current management and try to take control of RJR. But in so doing, he is putting at risk a perfect litigation record."


       --        David Kolpak, Society Asset Management,
                 The Washington Post


                   RJR Nabisco shareholders: Vote your proxy
                       for the RJR Nabisco board today.

                           You can't afford not to.

                               RJR Nabisco logo

Vote your WHITE proxy today. If you have any questions or need assistance in voting your WHITE proxy, please call:

       MACKENZIE
       PARTNERS, INC.                        D.F. KING & CO., INC.

Toll-Free 800-322-2885                       Toll-Free 800-290-6430


                No permission has been sought or received to quote from, or refer to, published materials cited in this advertisement.

       * The Dow Jones News Service[Registered] is a registered trademark of Dow Jones & Company, Inc.